UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

AMERICAN EAGLE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2549 W. Main Street, Suite 202, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

1.	The Swap Facility with Macquarie Bank Limited.

On December 28, 2012, we and our direct, first-tier wholly-owned subsidiary, AMZG, Inc., entered into a prepaid swap facility (the “Swap Facility”) with Macquarie Bank Limited (“MBL”).

Pursuant to the terms of the Swap Facility, MBL agreed to advance to us up to $18 million and we agreed to tender funds to MBL on a monthly basis, through the sale of approximately 212,000 barrels of oil over the five-year period from January 2013 to December 2017, based upon a prepay swap volumes schedule, with a final balloon of $2 million on December 31, 2017. The monthly volumes of oil production to be used to calculate the amounts of such tenders are less than 25% of our current net production. The cost to us of the Swap Facility is based upon an equivalent annual interest rate of LIBOR plus 650 basis points, which is approximately 7.2%.

On December 28, 2012, we received $16 million of the total to be advanced to us under the Swap Facility. We expect MBL to advance to us the remaining $2 million within 30 days following the closing of two of our acquisitions of oil and gas interests located in Divide County, North Dakota, one of which is also the subject of this Current Report and the other of which has not been publicly announced.

To effect the Swap Facility, we, our subsidiary, and MBL entered into an ISDA Master Agreement and related Schedule and Confirmation thereto, each dated December 27, 2012 (collectively, the “Swap Agreement”). Pursuant to and in connection with the Swap Agreement, we and our subsidiary entered into various agreements for the benefit of MBL, each of which was dated on or about December 27, 2012, and all of which are intended (a) to evidence MBL’s continuing security interest in certain of our assets and those of our subsidiary that relate, or are attributable, directly or indirectly, to certain of our collective oil and gas properties, including, without limitation, hydrocarbons produced from such properties and the proceeds of the sale of such hydrocarbons and (b) to secure our collective obligations under the Swap Agreement (all of such agreements, including, the Swap Agreement, are referred to as the “Swap Documents”): (i) (North Dakota) Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production and Revenue, (ii) Security Agreement, (iii) Deposit Account Control Agreement, (iv)Three Party Lockbox Agreement, (v) Cash Management Terms and Conditions, (vi) Lockbox Management Agreement, (vii) Letter in Lieu, and (viii) Notice of Assignment of Proceeds.

The Swap Documents contain customary affirmative and negative covenants for swap facilities of this type, including limitations on us and our subsidiary with respect to transactions with affiliates, hedging agreements, dividends and distributions, operations in respect of the property that secures our collective obligations under the Swap Facility, liens and encumbrances in respect of the property that secures our collective obligations under the Swap Facility, subsidiaries and divestitures, indebtedness, investments, and changes in business. The Swap Documents provide for customary events of default with corresponding grace periods, including failure to tender any amount when due to MBL under the Swap Agreement, failure to comply with or perform any other agreement or obligation under any of the Swap Documents, misrepresentation, certain cross-defaults, and bankruptcy. In the event of a default by us or our subsidiary, MBL, among other remedies, may terminate its obligations under the Swap Agreement, declare all of our collective obligations thereunder, including all of our future tender obligations, immediately due, and enforce any and all of its rights under the Swap Documents. For certain events of default related to bankruptcy, insolvency, and receivership of ours or of our subsidiary, MBL’s obligations would be automatically terminated and all of our collective outstanding obligations in favor of MBL would become immediately due. We and our subsidiary have agreed to use the advances only for: (i) development of our Spyglass Property in North Dakota to increase production of hydrocarbons, (ii) acquisition of new oil and gas properties within the Spyglass Property, and (iii) general corporate purposes that are usual and customary in the oil and gas exploration and production business.

2.	The Spyglass Property area acquisition.

On December 31, 2012, we acquired additional working interests and net revenue interests (collectively, the “Interests”) in several non-operated spacing units in the Spyglass Property area (the “Acquisition”).

The purchase price for the Interests is $8 million (the “Purchase Price”), of which 30% was paid by us on December 31, utilizing a portion of the advance that we had received under the Swap Facility described above in this Current Report. The balance of the Purchase Price is payable by June 28, 2013. We will receive the net revenues generated by the Interests relating back to November 1, 2012, which will reduce our effective price. The amount of such net revenues is not known as of the date of this Current Report.

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We purchased the Interests from an affiliate of one of our non-operating partners (the “Seller”) in the Spyglass Property area. To effect the Acquisition, we and the Seller entered into a Purchase and Sale Agreement (the “PSA”), pursuant to which we acquired all of the Seller’s right, title, and interest in and to the Property, which resulted in the Interests becoming vested in us. The “Property” included all of the Seller’s right, title, and interest in and to (i) the oil, gas, and mineral leases and all other leases owned by the Seller (the “Leases”) covering any of the lands (the “Lands”) within the Nomad and Thomte Spacing and Drilling Units located in Divide County, North Dakota, (ii) all oil, gas, and condensate wells, and all water source, water injection, and other injection and disposal wells and systems located on the Leases or the Lands (collectively, the “Wells”), together with all equipment, facilities, and fixtures located on or used in developing or operating the Leases, the Lands, or the Wells, or producing, storing, treating, or transporting oil, gas, water, or other products or byproducts (collectively, the “Lease Property and Equipment”), (iii) permits, easements, and similar rights and interests applicable to or used in operating the Leases, the Lands, the Wells, or the Lease Property and Equipment (collectively, the “Permits and Easements”), (iv) all contracts and contractual rights and obligations that relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, or the Permits and Easements (collectively, the “Related Contracts”), and (v) all other tangibles, miscellaneous interests, and other assets on, used in connection with, or that relate to the Leases, the Lands, the Wells, the Lease Property and Equipment, the Permits and Easements, or the Related Contracts, including records, files, and other data.

In connection with the Acquisition, we granted a third-party entity (the “Optionee”) the option (the “Option”) to purchase from us an amount equivalent to 10% of the Interests on the same proportionate terms and conditions as our purchase of the Interests under the PSA, including a pro rata exercise price of 10% of the Purchase Price.

The Option was granted under a letter agreement between us and the Optionee. To exercise the Option, the Optionee must (i) provide notice of its exercise to us by March 22, 2013 and (ii) pay the exercise price to us by March 29, 2013.

Copies of our press releases dated January 2, 2013 (related to the Swap Facility with Macquarie Bank Limited), and January 3, 2013 (related to the Spyglass Property area acquisition), are furnished and attached to this Current Report as Exhibits 99.1 and 99.2, respectively.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent applicable, the contents of Item 1.01 above related to the Spyglass Property area acquisition are incorporated into this Item 2.01 by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above related to the Swap Facility with Macquarie Bank Limited are incorporated into this Item 2.03 by this reference.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

99.1	Registrant’s Press Release Dated January 2, 2013

99.2	Registrant’s Press Release Dated January 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley Colby
Bradley Colby
President and Chief Executive Officer

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